Exhibit 99.1

United Components Reports Results of Operations for
First Quarter 2005

EVANSVILLE, IN May 11, 2005 - United Components, Inc. (“UCI”) today announced results for the quarter ended March 31, 2005. Revenue of $245.5 million declined 4.4 percent compared to the year-ago quarter, with increases in the heavy duty and original equipment sales and service channels which did not offset declines in the retail and traditional channels. Net income for the quarter was $2.7 million, compared to $7.5 million for the first quarter of 2004.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted pursuant to the company’s credit agreement for its senior credit facilities, was $24.6 million for the first quarter, compared with $34.1 million for the year-ago quarter.

“This was a challenging quarter, with lower sales volumes in our retail and traditional channels and higher operating costs impacting our overall performance,” said Bruce Zorich, Chief Executive Officer of UCI. “In this environment, we are increasing our focus on revenue generation, while continuing work on our cost reduction initiatives, which we expect to provide benefits in the quarters ahead.”

Despite the environment, UCI generated $15.5 million of cash in the quarter, ending the quarter with $26.8 million in cash. Since the June 20, 2003 acquisition date, UCI has used cash flow from operations to reduce debt, net of cash, from $569 to $431 million. The cash flow has come from reductions in working capital, as well as operating profits.

Conference Call

The company will host a conference call to discuss its results and performance on Thursday, May 12, at 1:00 p.m. Eastern Daylight Time. Interested parties are invited to listen to the call by telephone. Domestic callers can dial (800) 936-4602. International callers can dial (507) 726-3418.

A replay of the call will be available from May 13, 2005, for a thirty day period, at www.champlabs.com. Click on the UCINC 2005 1st Quarter Results button.

About United Components, Inc

United Components, Inc. is among North America’s largest and most diversified companies servicing the vehicle replacement parts market. We supply a broad range of products to the automotive, trucking, marine, mining, construction, agricultural and industrial vehicle markets. Our customer base includes leading aftermarket companies as well as a diverse group of original equipment manufacturers.

Forward Looking Statements

All statements, other than statements of historical facts, included in this press release and the attached report that address activities, events or developments that UCI expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements give UCI’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of UCI and its subsidiaries. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They are subject to uncertainties and factors relating to UCI’s operations and business environment, all of which are difficult to predict and many of which are beyond UCI’s control. UCI cautions that investors should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, UCI undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For More Information, Contact:

Charlie Dickson, Chief Financial Officer  (812) 867-4726
Dave Barron (812) 867-4727

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United Components, Inc.

Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	March 31,	December 31,
	2005	2004
Assets
Current assets
Cash and cash equivalents	$26,756	$11,291
Accounts receivable, net	243,935	238,581
Inventories, net	193,214	188,212
Deferred tax assets	19,981	18,578
Other current assets	14,106	12,188

Total current assets	497,992	468,850

Property, plant and equipment, net	213,778	216,849
Goodwill	166,559	166,559
Other intangible assets, net	96,097	94,229
Deferred financing costs, net	7,351	7,686
Pension and other assets	12,307	12,772

Total assets	$994,084	$966,945

Liabilities and shareholder’s equity
Current liabilities
Accounts payable	$111,174	$91,505
Short-term borrowings	806	1,267
Current maturities of long-term debt	151	228
Accrued expenses and other current liabilities	70,397	67,808

Total current liabilities	182,528	160,808

Long-term debt, less current maturities	456,826	456,674
Pension and other postretirement liabilities	54,413	53,141
Deferred tax liabilities	8,073	6,430
Other liabilities	2,019	1,972

Total liabilities	703,859	679,025

Shareholder’s equity	290,225	287,920

Total liabilities and shareholder’s equity	$994,084	$966,945

United Components, Inc.

Condensed Consolidated Income Statements (unaudited)
(in thousands)

	Three Months ended March 31,
	2005	2004
Net sales	$245,506	$256,811
Cost of sales	199,420	201,264

Gross profit	46,086	55,547

Operating expenses
Selling and warehousing	18,263	19,045
General and administrative	12,419	12,072
Amortization of intangible assets	1,532	1,851

Operating income	13,872	22,579

Other income (expense)
Interest income	24	65
Interest expense	(8,796)	(9,631)
Management fee expense	(500)	(500)
Miscellaneous, net	(52)	85

Income before income taxes	4,548	12,598
Income tax expense	1,819	5,063

Net income	$2,729	$7,535

United Components, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months ended March 31,
	2005	2004
Net cash provided by operating activities	$25,111	$41,853

Cash flows from investing activities:
Final Acquisition purchase price payment	—	(8,000)
Capital expenditures	(9,687)	(8,931)
Proceeds from sale of property, plant and equipment	112	129

Net cash used in investing activities	(9,575)	(16,802)

Cash flows from financing activities:
Issuances of debt	8,039	—
Debt repayments	(8,583)	(40,015)
Shareholder’s equity contribution	600	(28)

Net cash provided by (used in) financing activities	56	(40,043)

Effect of exchange rate changes on cash	(127)	110

Net increase (decrease) in cash and cash equivalents	15,465	(14,882)

Cash and cash equivalents at beginning of year	11,291	46,130

Cash and cash equivalents at end of period	$26,756	$31,248

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are presented because they are believed to be frequently used by parties interested in United Components, Inc. (“UCI”). Management believes that EBITDA and Adjusted EBITDA provide useful information to investors because they facilitate an investor’s comparison of UCI’s operating results to that of companies with different capital structures and with cost basis in assets that have not been revalued and written-up in an allocation of a recent acquisition’s purchase price.

The calculation of Adjusted EBITDA, presented below, reflects the calculation of EBITDA as used in the credit agreement for UCI’s senior credit facilities. This Adjusted EBITDA is used to measure compliance with covenants of that agreement such as interest coverage. (The amounts presented below are for all of UCI. The actual amounts used to measure compliance to the credit agreement covenants may differ in that under certain circumstances the results of certain foreign subsidiaries are excluded.)

EBITDA and Adjusted EBITDA are not measures of financial performance under United States generally accepted accounting principles (“US GAAP”) and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.

Schedule A

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(dollars in millions)

	2005	2004
	Q1	Q1
Net income	$2.7	$7.5

Interest, net	8.8	9.6
Income tax expense	1.8	5.1
Depreciation	8.3	9.0
Amortization of intangibles	1.5	1.9

EBITDA	23.1	33.1

One-time or unusual items:

— Sale of inventory that was written-up to market from historical cost per US GAAP acquisition rules	—	0.5

— Facilities consolidations and severance costs	0.8	—

Non-cash charges (primarily pension)	0.2	—

Management fee	0.5	0.5

ADJUSTED EBITDA	$24.6	$34.1

Schedule B

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for 2004
(dollars in millions)

	2004
					Full
	Q1	Q2	Q3	Q4	Year
Net income	$7.5	$10.2	$10.3	$2.8	$30.8

Interest, net	9.6	9.0	8.1	9.3	36.0

Income tax expense	5.1	6.8	6.8	2.4	21.1

Depreciation	9.0	8.7	8.9	8.7	35.3

Amortization of intangibles	1.9	1.8	1.6	1.6	6.9

EBITDA	33.1	36.5	35.7	24.8	130.1

One-time or unusual items:

— Sale of inventory that was written-up to market from historical cost per US GAAP acquisition rules	0.5	—	—	—	0.5

— Slow moving / obsolete inventory reserve	—	—	—	2.8	2.8

— Product line relocations, facilities upgrades and consolidations, patent disputes, other	—	—	—	1.7	1.7

Non-cash charges (primarily pension)	—	0.7	0.3	0.4	1.4

Management fee	0.5	0.5	0.5	0.5	2.0

ADJUSTED EBITDA	$34.1	$37.7	$36.5	$30.2	$138.5